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                                                                      EXHIBIT 15


                                   December 22, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re:  Continental Natural Gas, Inc.
               Registration on Form S-8


     We are aware that our report dated June 10, 1997 on our review of interim financial information of Continental Natural Gas, Inc. for the period ended March 31, 1997 included in the Company's Prospectus filed pursuant to Rule 424(b) is incorporated by reference in this Registration Statement on Form S-8. Also, we are aware that our reports dated August 13, 1997 and November 11, 1997 on our reviews of interim financial information of Continental Natural Gas, Inc. for the periods ended June 30, 1997, and September 30, 1997 included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in this Registration Statement on Form S-8. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                               COOPERS & LYBRAND, L.L.P.